AIM STRUCTURED GROWTH FUND                                         SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   2/28/2010
FILE NUMBER :        811-09913
SERIES NO.:          8

72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A               $    32
        2 Dividends for a second class of open-end company shares (000's
          Omitted)
          Class B               $     3
          Class C               $     8
          Class R               $     1
          Class Y               $     1
          Institutional Class   $ 1,221

73A.      Payments per share outstanding during the entire current period: (form
          nnn.nnnn)
        1 Dividends from net investment income
          Class A                0.1225
        2 Dividends for a second class of open-end company shares (form
          nnn.nnnn)
          Class B                0.0768
          Class C                0.0768
          Class R                0.1074
          Class Y                0.1390
          Institutional Class    0.1390

74U.    1 Number of shares outstanding (000's Omitted)
          Class A                   257
        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                    34
          Class C                    93
          Class R                     4
          Class Y                     9
          Institutional Class     8,957

74V.    1 Net asset value per share (to nearest cent)
          Class A               $  8.48
        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B               $  8.35
          Class C               $  8.34
          Class R               $  8.47
          Class Y               $  8.48
          Institutional Class   $  8.49